Exhibit 10.104

                        RESTRICTED STOCK AWARD AGREEMENT

                             Issued Pursuant to the
                              Glimcher Realty Trust
                        2004 Incentive Compensation Plan


     THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement"), effective _____________ (the "Effective Date"), represents the grant of restricted stock ("Stock") by Glimcher Realty Trust (the "Company"), to ___________ (the "Participant") pursuant to the terms, provisions and definitions of the Glimcher Realty Trust 2004 Incentive Compensation Plan adopted by its Board of Trustees on or about March 15, 2004 (the "Plan") and approved by the Company's shareholders on May 7, 2004. Stock granted hereby is intended to be restricted and shall be subject to the restrictions set forth in this Agreement and the Plan.

     The Plan provides a complete description of the terms and conditions governing the Stock. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the Plan's provisions shall completely supersede and replace the inconsistent or conflicting provisions of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

     1. General Stock Grant Information. The individual named above has been selected to be a Participant in the Plan and receive shares of Stock, as specified below (the "Shares"):

          a.   Date of Grant: ________________________________

          b.   Number of Shares Granted: _____________________

          c.   Type of Shares Granted:________________________

          d.   Price Per Share on the Date of Grant: $________

          e.   Latest Vesting Date: ______________

     2. Grant of Stock. The Company hereby grants to the Participant the Shares set forth above, at the stated per share price (which is one hundred percent (100%) of the Fair Market Value (defined herein) of a Share on the Date of Grant) in the manner and subject to the terms and conditions of the Plan and this Agreement. The Compensation Committee has determined that the "Fair Market Value" of a Share on the Date of Grant is equal to the average of the high and low selling price of a Share on the preceding trading day.

     3. Restrictions

     a. Transfer Restrictions. Except as otherwise provided in Section 4, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution,


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at any time prior to the periods and in accordance with the lapsing schedule set forth below in Section 3(c). No sale, transfer, pledge, assignment, alienation or hypothecation of the Shares in violation of this Section 3(a), whether voluntary or involuntary, by operation of law or otherwise, shall be valid as to any person, assignee or transferee with respect to any interest in the Shares whatsoever. The Participant shall continue to be treated as the owner of the Shares for purposes of this Agreement and shall continue to be bound by all of the terms and provisions hereof. The restrictions set out in this Section 3(a) are referred to in this Agreement as the "Transfer Restrictions."

     b. Employee Forfeiture Restrictions. Upon the termination of the Participant's employment with the Company for any reason other than the Participant's death or Disability, all of the Non-Vested Shares (as defined below) held by the Participant at the effective date of such termination, shall immediately be returned to and canceled by the Company and shall be deemed to have been forfeited by the Participant.

     c. Lapse of Employee Forfeiture Restrictions. To the extent the Participant remains in the continuous employment of the Company through the Vesting Date specified below, the Forfeiture Restrictions under Section 3(b) hereof shall lapse as follows:

                                               Percentage of Shares for which
                                               Forfeiture Restrictions
        Vesting Date                           Shall have Lapsed
        ------------                           ------------------------------

        First Anniversary of Date of Grant                33%
        Second Anniversary of Date of Grant               66%
        Third Anniversary of Date of Grant                100%

To the extent the Forfeiture Restrictions shall have lapsed under this Section 3(c) with respect to the Shares, those Shares (the "Vested Shares") will, effective on and after the Vesting Date, thereafter be free of the Forfeiture Restrictions set forth in Section 3(b) hereof, but such Vested Shares will continue to be subject to all of the remaining terms and conditions of this Agreement, including but not limited to the Transfer Restrictions set forth in
Section 3(a). Any Shares for which the Forfeiture Restrictions have not yet lapsed in accordance with this Section 3(c) hereof shall, for purposes of this Agreement, be considered ("Non-Vested Shares").

     4. Waiver of Restrictions

     a. General. In the event the Participant's employment with, or performance of services for the Company or any of its Subsidiaries or Affiliates is terminated or otherwise ceases for any reason other than the Participant's death and disability, the Compensation Committee may, in its sole and absolute discretion, allow the Participant to retain the Shares for a period of time to be specified in writing by the Compensation Committee.

     b. Death. In the event the Participant's employment with, or performance of services for the Company or any of its Subsidiaries or Affiliates is terminated or otherwise ceases as a result of the Participant's death, any Vested Shares shall be transferable on the date of death, unless such transfer is otherwise restricted by applicable law, by the estate of such Participant, or by any person who acquired such Vested Shares by bequest or inheritance, at any time within one (1) year after the death of the Participant.


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     c. Disability. In the event the Participant's employment with, or performance of services for the Company or any of its Subsidiaries or Affiliates is terminated or otherwise ceases as a result of the Participant's Disability, the Participant, or his guardian or legal representative, shall have the unqualified right to transfer, unless such transfer is otherwise restricted by applicable law, any Vested Shares, at any time within one year after the first date of the Participant's Disability. For purposes of this Agreement, the term "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Compensation Committee. Notwithstanding anything to the contrary set forth herein, the Compensation Committee shall determine, in its sole and absolute discretion, (1) whether a Participant has ceased to perform services of any kind due to a Disability and, if so, (2) the first date of such Disability.

     5. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Compensation Committee may adopt for administration of the Plan. It is expressly understood that the Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

     6. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon grant such number of shares of Stock as shall be required for issuance or delivery upon the grant of the Shares hereunder.

     7. Adjustments. The Shares subject to this Agreement shall also be subject to adjustment in accordance with Section 4.4 of the Plan.

     8. Exclusion from Pension Computations. By acceptance of the grant pursuant to this Agreement, the Participant hereby agrees that any income or gain realized upon the receipt of the Stock hereof, upon the disposition of the Shares received, or upon the lapse of the restrictions pursuant to the terms of this Agreement, is special incentive compensation and shall not be taken into account, to the extent provided under the applicable plan documents and to the extent permissible under applicable law, as "wages," "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its Subsidiaries or Affiliates.

     9. Amendment. The Compensation Committee may, with the consent of the Participant, at any time or from time to time amend the provisions, terms and conditions of this Agreement, and may at any time or from time to time amend the provisions, terms and conditions of this Agreement in accordance with the Plan.


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     10. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 150 East Gay Street, Suite 24, Columbus, Ohio 43215 or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on this Agreement, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     11. Withholding Taxes. The Company shall have the right to withhold from a Participant, or otherwise require such Participant to pay, any Withholding Taxes (defined below) arising as a result of the grant of any Shares, the lapse of any Forfeiture Restrictions on any Shares, the transfer of any Shares, any tax election by the Participant, or any other taxable event. If the Participant shall fail to make such Withholding Tax payments when and as required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. If the Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award then the Participant shall submit a copy of such election to the Company. In satisfaction of the requirement to pay Withholding Taxes, the Participant may make a written election which may be accepted or rejected in the discretion of the Compensation Committee, to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Compensation Committee, provided that, except as otherwise determined by the Compensation Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Grant Price or have been purchased on the open market), having an aggregate Fair Market Value equal to the Withholding Taxes. "Withholding Taxes" means any federal, state, or local income, employment, payroll, or similar tax related to the Shares that are required to be withheld by the Company.

     12. Registration; Legend. The Company may postpone the issuance and delivery of Shares under this Agreement until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Stock of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act. The Company may cause the following or a similar legend to be set forth on each certificate representing the Stock granted hereunder unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SALE OR TRANSFER OF THE COMMON SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GLIMCHER REALTY TRUST 2004 INCENTIVE COMPENSATION PLAN ("PLAN"), AND IN THE ASSOCIATED RESTRICTED STOCK AGREEMENT FOR THE HOLDER HEREOF. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM GLIMCHER REALTY TRUST.


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     13. Miscellaneous

     a. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time.

     b. The Participant shall, to the extent permitted by applicable law, have full voting rights as a stockholder of the Company with respect to the Shares granted hereunder and the right to receive applicable dividends for the Stock granted hereunder.

     c. With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Agreement.

     d. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     e. To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

     f. All obligations of the Company under the Plan and this Agreement, with respect to the Shares, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     g. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     h. By executing this Agreement and accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Compensation Committee.

     i. The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or this Agreement issued pursuant to the Plan.


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     14. Exculpation. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been executed by the undersigned in his/her capacity as an officer or Trustee of the Company, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of the Company dated as of November 1, 1993, as amended, and not individually, and neither the Trustees, officers or shareholders of the Company nor the trustees, directors, officers or shareholders of any Subsidiary or Affiliate of the Company shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Award and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the Trustees, officers, agents or shareholders of the Company or any of the trustees, directors, agents, officers or shareholders of any Subsidiary or Affiliate of the Company, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                                   GLIMCHER REALTY TRUST



                                                   By: ______________________
                                                       Print Name:
                                                       Title:

ACKNOWLEDGED & ACCEPTED:



_______________________________________
               Signature

Print Name:____________________________

Address: ______________________________
         ______________________________
         ______________________________



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